UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Chipotle Mexican Grill, Inc. on May 26, 2011. The sole purpose of this amendment is to disclose Chipotle’s decision as to how frequently it will conduct future shareholder advisory votes regarding executive compensation.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At Chipotle’s 2011 Annual Meeting of Shareholders held on May 25, 2011, shareholders voted on, among other matters, a proposal on the frequency of future shareholder advisory votes regarding executive compensation. As previously reported, holding such votes every year received the highest number of votes cast, as well as a majority of the votes cast on the proposal. Based in part on these results, Chipotle’s Board of Directors has determined that Chipotle will conduct future shareholder advisory votes regarding executive compensation every year, until the next required shareholder advisory vote on the frequency of shareholder advisory votes regarding executive compensation. The next required shareholder advisory vote on the frequency of future shareholder advisory votes regarding executive compensation will be conducted at Chipotle’s 2017 Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

September 19, 2011	By:	/s/ Jack Hartung
Name: Jack Hartung
Title: Chief Financial Officer